AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 29, 2006
                              Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            -------------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                          ----------------------------

                                     ALCATEL
             (Exact name of Registrant as specified in its Charter)

  REPUBLIC OF FRANCE                                 NOT APPLICABLE
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
incorporation or organization)

                                54, rue la BOETIE
                               75008 PARIS, FRANCE
                         (Address of principal executive
                          offices, including zip code)
                          -----------------------------

                           CORPORATE STOCK OPTION PLAN
                            (Full title of the Plan)
                          -----------------------------


                                 STEVEN SHERMAN
                                ALCATEL USA, INC.
                             3400 WEST PLANO PARKWAY
                                 PLANO, TX 75075
                     (Name and address of agent for service)
                                 (972) 519-3000
          (Telephone number, including area code, of agent for service)

                                   COPIES TO:
                             LAUREN K. BOGLIVI, ESQ.
                               PROSKAUER ROSE LLP
                                  1585 BROADWAY
                          NEW YORK, NEW YORK 10036-8299
                                 (212) 969-3000
                          ----------------------------

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
                                               PROPOSED MAXIMUM       PROPOSED MAXIMUM             AMOUNT
  TITLE OF SECURITIES       AMOUNT TO BE        OFFERING PRICE           AGGREGATE                   OF
  TO BE REGISTERED(1)        REGISTERED          PER SHARE(2)        OFFERING PRICE(2)      REGISTRATION FEE(4)
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
Ordinary Shares,             6,280,535             $15.35(3)           $96,406,212(3)            $10,315(3)
nominal value (euro) 2 of
Alcatel
--------------------------------------------------------------------------------------------------------------------

(1) The shares being registered hereby may be represented by the Registrant's American Depositary Shares.
(2) Translated into dollars from euros based on the noon buying rate of
(euro)1.00 = $1.3120 on November 27, 2006.

(3) Pursuant to Rule 457(h) under the Securities Act of 1933, as amended, the offering price (per share and in the aggregate) and the registration fee are based on the exercise price of the options granted to participants under the Corporate Stock Option Plan (the "Plan"), which is the U.S. dollar equivalent of
(euro)11.70.

(4) Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of additional shares of the Registrant under the Plan. Registration Statements on Form S-8 (Registration No. 333-119746, Registration No. 333-13410 and Registration No. 333-108755) have been previously filed for the existing shares under the Plan.


                                EXPLANATORY NOTE


         This Registration Statement is filed pursuant to General Instruction E to Form S-8. The contents of the Registration Statements on Form S-8 (Registration No. 333-119746, Registration No. 333-13410, Registration No. 333-108755 and Registration No. 333-129288) previously filed for the existing shares under the Corporate Stock Option Plan (the "PLAN") are incorporated herein by reference and made a part hereof.

         1. REGISTRATION OF ORDINARY SHARES. On March 8, 2006, the board of directors of the Registrant approved a resolution to grant an additional 6,280,535 stock options to U.S. participants under the Plan. At a shareholders' meeting held on May 20, 2005, the shareholders of the Registrant had approved a resolution providing for an aggregate increase of up to 6% of the total number of shares comprising the Registrant's capital stock available for option grants. At a meeting of the board of directors of the Registrant on May 20, 2005, the board agreed to limit the total amount of outstanding options to 12% of the Registrant's outstanding capital stock as of the date of an option issuance.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


         Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the "Note" to Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which have been filed with the Securities and Exchange Commission (the "COMMISSION") by Alcatel, a SOCIETE ANONYME organized under the laws of the Republic of France (the "REGISTRANT"), under Commission File No. 1-11130, are incorporated herein by reference and made a part hereof:

(a) Annual Report on Form 20-F for the fiscal year ended December 31, 2005, filed on March 31, 2006, as amended by Amendment No. 1 on Form 20-F/A, filed on August 4, 2006, and Amendment No. 2 on Form 20-F/A, filed on August 7, 2006;

(b)      Report of Foreign Private Issuer on Form 6-K filed on September 29,
         2006;

(c) (i) The description of the Registrant's Shares and the American Depositary Shares contained in the Registration Statement on Form 8-A filed by the Registrant with the Commission under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"); and

         (ii) The Form 8-A incorporates by reference the description of the Shares and the American Depositary Shares under the headings "Description of Share Capital" and "Description of American Depositary Receipts" in the Registration Statement on Form F-1 (Registration No. 33-47126), as originally filed by the Registrant with the Commission under the Securities Act of

         1933, as amended, on April 10, 1992. Such description is amended and updated by the information set forth under the headings "Description of Our Shares" and "Description of ADSs" included in the Registrant's Annual Report on Form 20-F for the fiscal year ended December 31, 2005, filed on March 31, 2006, as amended by Amendment No. 1 on Form 20-F/A, filed on August 4, 2006, and Amendment No. 2 on Form 20-F/A, filed on August 7, 2006, and the Report of Foreign Private Issuer on Form 6-K filed with the Commission on September 27, 2005; and

         (iii) The description of the Registrant's shares contained in the Registration Statement on Form F-6 (File No. 333-103885) filed by the Registrant with the Commission under the Exchange Act on March 18, 2003.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein. Any statement contained herein or in any document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 8.  EXHIBITS.

         Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

EXHIBIT NO.    DESCRIPTION OF DOCUMENT

4.1 STATUTS (Articles of Association and By-Laws) of the Registrant (English translation) (incorporated by reference to the Registrant's Report of Foreign Private Issuer on Form 6-K filed with the Commission on September 27, 2005).

4.2 Form of Amended and Restated Deposit Agreement, dated as of November 27, 2006, among Alcatel, The Bank of New York, as Depositary, and the holders from time to time of the American Depositary Shares issued thereunder, including the form of ADR (incorporated by reference to Exhibit A to Alcatel's Registration Statement on Form F-6) (File No. 333-138770).

5.1 Opinion of Mr. Pascal Durand-Barthez, General Counsel, regarding validity of the Shares.

23.1 Consent of Mr. Pascal Durand-Barthez, General Counsel (included in Exhibit 5.1)

23.2 Consent of Deloitte & Associes (formerly Deloitte Touche Tohmatsu), independent registered public accounting firm

24.1           Power of Attorney (included on signature page)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Paris, France on November 28, 2006.


                                                ALCATEL


                                                By: /s/ Jean-Pascal Beaufret
                                                    ------------------------
                                                    Jean-Pascal Beaufret
                                                    Chief Financial Officer




                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Jean-Pascal Beaufret and Pascal Durand-Barthez, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to execute in his name, place and stead, in any and all capacities, any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might, or could, do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on October 24, 2006 by the following persons in the capacities indicated.


            SIGNATURE                                   TITLE


/s/ Serge Tchuruk                   Chairman of the Board and Chief Executive
-----------------                    Officer
Serge Tchuruk                       (Principal Executive Officer)

                                    Chief Financial Officer
/s/ Jean-Pascal Beaufret            (Principal Financial and Accounting Officer)
------------------------
Jean-Pascal Beaufret


/s/ Daniel Bernard                  Director
------------------------
Daniel Bernard


/s/ Philippe Bissara                Director
------------------------
Philippe Bissara


/s/ W. Frank Blount                 Director
------------------------
W. Frank Blount

            SIGNATURE                                   TITLE


/s/ Jozef Cornu                     Director
------------------------
Jozef Cornu


/s/ Jean-Pierre Halbron             Director
------------------------
Jean-Pierre Halbron


/s/ Daniel Lebegue                  Director
------------------------
Daniel Lebegue


/s/ Thierry de Loppinot             Director
------------------------
Thierry de Loppinot


/s/ Pierre Louis-Lyons              Director
------------------------
Pierre Louis-Lyons


/s/ Bruno Vaillant                  Director
------------------------
Bruno Vaillant


/s/ Steven Sherman                  Authorized Representative in the United
------------------------              States
Steven Sherman

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                                     DESCRIPTION

4.1 STATUTS (Articles of Association and By-Laws) of the Registrant (English translation) (incorporated by reference to the Registrant's Report of Foreign Private Issuer on Form 6-K filed with the Commission on September 27, 2005).

4.2 Form of Amended and Restated Deposit Agreement dated as of November 27, 2006, among Alcatel, The Bank of New York, as Depositary, and the holders from time to time of the American Depositary Shares issued thereunder, including the form of ADR (incorporated by reference to Exhibit A to Alcatel's Registration Statement on Form F-6) (File No. 333-138770).

5.1 Opinion of Mr. Pascal Durand-Barthez, General Counsel, regarding validity of the Shares.

23.1 Consent of Mr. Pascal Durand-Barthez, General Counsel (included in Exhibit 5.1)

23.2 Consent of Deloitte & Associes (formerly Deloitte Touche Tohmatsu), independent registered public accounting firm

24.1           Power of Attorney (included on signature page)